TRANS-WORLD INSURANCE COMPANY
                                CLASSNOTES, INC.

                         Auction Rate Asset Backed Notes

                                 TERMS AGREEMENT



                                                      Dated: March 19, 1997


To:  TRANS-WORLD INSURANCE COMPANY
             CLASSNOTES, INC.

Re:  Underwriting Agreement dated March 19, 1997

Issuer:  ClassNotes Trust 1997-I

Series Designation:  Series 1997-1

TERMS OF THE NOTES:

                      Final                                    Original
                      Maturity    Principal       Interest    Price to
Class                 Date        Amount           Rate      Underwriter

A-1                   April 1,    $93,000,000      5.40%        99.75%
                      2016
A-2                   April 1,    $93,000,000      5.40%        99.75%
                      2017
A-3                   April 1,    $95,000,000      5.50%        99.75%
                      2018
---------


COLLATERAL:           The Student Loans to be included in the Collateral
                      are as described in Schedule A to the Sale and Servicing Agreement.

CREDIT SUPPORT:  Note Surety Bond issued by AMBAC Indemnity

Corporation.

INITIAL NOTE DISTRIBUTION DATES:  March 27, 1997 for the Class A-1 Notes
                                  March 27, 1997 for the Class A-2 Notes
                                  April 2, 1997 for the Class A-3 Notes

 NOTE RATING:            "AAA" by Standard and Poor's Corporation and "Aaa"
                         by Moody's  Investors Service, Inc.

FORM OF NOTES:  Book entry

 CLOSING DATE:  March 21, 1997

Information Provided by the Underwriter in the Prospectus Supplement: The statements set forth under the heading
"Plan of  Distribution."

Additional Terms, if any, Not in Master Indenture:

SMITH BARNEY INC.


By:_____________________________
   Name:
   Title:


TRANS-WORLD INSURANCE COMPANY


By:_____________________________
   Name:  Morton Dear
   Title: Executive Vice President

CLASSNOTES, INC.


By:_____________________________
   Name:  Morton Dear
   Title: Executive Vice President

CLASSNOTES TRUST 1997-I

By: The York Bank and Trust
     Company, as Eligible Lender Trustee



By:_____________________________
    Name:
    Title:


THE MONEY STORE INC.


By:_____________________________
    Name:
    Title: